Exhibit 99.1

The Neiman Marcus Group Reports Record Third Quarter Earnings

    DALLAS--(BUSINESS WIRE)--June 1, 2005--The Neiman Marcus Group, Inc. (NYSE:NMG.A)(NYSE:NMG.B) today reported financial results for the third quarter of fiscal year 2005.
    For the 13 weeks ended April 30, 2005, the Company reported total revenues of $933 million compared to $873 million in the prior year. Net earnings were $80 million, or $1.61 per diluted share in the third quarter of fiscal year 2005 compared to $69 million, or $1.40 per diluted share, in the third quarter of fiscal year 2004.
    For the 39 weeks ended April 30, 2005, total revenues increased to $2.97 billion compared to $2.74 billion in the prior year. Net earnings were $214 million, or $4.34 per diluted share, for the 39 weeks ended April 30, 2005 compared to $184 million, or $3.78 per diluted share, for the 39 weeks ended May 1, 2004. Excluding the loss on disposition of Chef's Catalog recorded in the first quarter of fiscal year 2005 of $15.3 million, or $0.19 per diluted share, and the impact of favorable settlements associated with previous state tax filings in the second quarter of fiscal year 2004 of $7.5 million, or $0.15 per diluted share, adjusted earnings were $224 million, or $4.53 per diluted share, for the 39 weeks ended April 30, 2005 compared to $177 million or $3.63 per diluted share, for the 39 weeks ended May 1, 2004, which represents a 27 percent improvement. See the attached "Reconciliation of GAAP Net Earnings to Non-GAAP Adjusted Earnings" for the reconciliation of adjusted earnings and the Company's statements regarding the use of this non-GAAP financial measure.
    "Our performance this quarter was outstanding," Mr. Tansky said. "We maintained our focus on full price selling which contributed to higher than originally anticipated sales for the quarter. In addition, our inventory remains in excellent shape due to our disciplined inventory management. The combination of these efforts led to both record operating earnings and operating margin for the quarter."
    Mr. Tansky continued, "Our results highlight our continued success in serving the luxury market and I commend our entire team for their efforts and on-going commitment to the highest levels of quality, customer service and fashion leadership."

    Business Segments

    Third quarter revenues for the Specialty Retail Stores segment, which consists of Neiman Marcus Stores and Bergdorf Goodman, were $767 million, compared to $718 million in the previous year. Comparable revenues for the Specialty Retail Stores segment increased 6.5 percent for the third quarter of fiscal year 2005. Revenues for the third quarter of fiscal year 2005 compared to the third quarter of fiscal year 2004 increased 6.7 percent and 8.1 percent at Neiman Marcus Stores and Bergdorf Goodman, respectively. Comparable revenues for Neiman Marcus Stores increased 6.3 percent for the third quarter of fiscal year 2005. Third quarter fiscal year 2005 operating earnings for the Specialty Retail Stores segment were $126 million compared to $114 million in the third quarter of fiscal year 2004.
    Neiman Marcus Direct, the Company's direct marketing operation, reported third quarter fiscal year 2005 revenues of $130 million compared to $126 million in the previous year. Excluding Chef's Catalog, revenues for the third quarter of fiscal year 2004 were $112 million. On a comparable basis, excluding Chef's Catalog, revenues increased 16.8 percent for the third quarter of fiscal year 2005. Operating earnings for Neiman Marcus Direct increased to $17 million in the third quarter of fiscal year 2005 from $10 million a year ago.
    The Company's Other segment includes the operations of the Kate Spade and Laura Mercier brands.

    Other Items

    The Company sold its Chef's Catalog direct marketing business in November 2004. Comparable revenues have been adjusted to exclude the sales of Chef's Catalog prior to its disposition.
    The Neiman Marcus Group, Inc. operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty Retail Stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow and Bergdorf Goodman brand names. Information about the Company can be accessed at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements (including statements contained in this release) that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.
    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
    These and other factors that may adversely affect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



                     THE NEIMAN MARCUS GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

(in thousands)                                  April 30,    May 1,
                                                  2005        2004
                                               ----------- -----------
ASSETS
------
Current assets:
   Cash and cash equivalents                   $  337,589  $  311,985
   Restricted cash                                 37,500           -
   Accounts receivable                            666,455     599,581
   Merchandise inventories                        788,915     715,539
   Other current assets                            49,715      46,372
                                               ----------- -----------
      Total current assets                      1,880,174   1,673,477
                                               ----------- -----------

Property and equipment, net                       821,810     743,852
Other assets                                      137,822     119,442
                                               ----------- -----------
Total assets                                   $2,839,806  $2,536,771
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Notes payable and current maturities of
    long-term liabilities                      $      200  $    1,237
   Accounts payable                               246,971     234,264
   Accrued liabilities                            352,526     316,305
   Current portion of borrowings under Credit
    Card
     Facility                                     187,500      37,500
                                               ----------- -----------
      Total current liabilities                   787,197     589,306
                                               ----------- -----------

Long-term liabilities:
   Notes and debentures                           249,773     249,751
   Borrowings under Credit Card Facility                -     187,500
   Deferred real estate credits                    74,429      73,208
   Other long-term liabilities                    133,114      97,307
                                               ----------- -----------
      Total long-term liabilities                 457,316     607,766
                                               ----------- -----------

Minority interest                                  13,498      12,799

Total shareholders' equity                      1,581,795   1,326,900
                                               ----------- -----------
Total liabilities and shareholders' equity     $2,839,806  $2,536,771
                                               =========== ===========




                     THE NEIMAN MARCUS GROUP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                              (UNAUDITED)

                         Thirteen Weeks Ended  Thirty-Nine Weeks Ended
                         --------------------- -----------------------
(in thousands, except     April 30,   May 1,   April 30,      May 1,
 per share data)            2005       2004      2005          2004
                         ----------- --------- ----------- -----------

Revenues                 $  933,372  $873,167  $2,970,533  $2,740,303
Cost of goods sold
 including buying and
 occupancy costs            576,204   544,663   1,892,904   1,773,999
Selling, general and
 administrative expenses    222,516   208,909     698,054     659,420
Loss on disposition of
 Chef's Catalog                   -         -      15,348           -
                         ----------- --------- ----------- -----------

Operating earnings          134,652   119,595     364,227     306,884

Interest expense, net         2,933     4,589      10,948      11,814
                         ----------- --------- ----------- -----------

Earnings before income
 taxes and minority
 interest                   131,719   115,006     353,279     295,070
Income taxes                 50,713    44,852     136,014     107,576
                         ----------- --------- ----------- -----------

Earnings before minority
 interest                    81,006    70,154     217,265     187,494
Minority interest in net
 earnings of
 subsidiaries                (1,231)   (1,305)     (2,787)     (3,249)
                         ----------- --------- ----------- -----------

Net earnings             $   79,775  $ 68,849  $  214,478  $  184,245
                         =========== ========= =========== ===========

Weighted average number
 of common and common
 equivalent shares
 outstanding:
    Basic                    48,390    48,208      48,309      47,929
                         =========== ========= =========== ===========
    Diluted                  49,695    49,124      49,427      48,806
                         =========== ========= =========== ===========

Earnings per share:
    Basic                $     1.65  $   1.43  $     4.44  $     3.84
                         ----------- --------- ----------- -----------
    Diluted              $     1.61  $   1.40  $     4.34  $     3.78
                         =========== ========= =========== ===========




                     THE NEIMAN MARCUS GROUP, INC.
                         OTHER OPERATING DATA
                              (UNAUDITED)

SEGMENTS:               Thirteen Weeks Ended  Thirty-Nine Weeks Ended
                        --------------------- ------------------------
(in millions)           April 30,   May 1,     April 30,       May 1,
                           2005      2004        2005           2004
                        --------- ----------- -----------   ----------
REVENUES:
Specialty Retail Stores $    767   $     718    $  2,416      $ 2,214
Direct Marketing             130         126         459          445
Other (1)                     36          29          96           81
                        --------- ----------- -----------   ----------
Total                   $    933   $     873    $  2,971      $ 2,740
                        ========= =========== ===========   ==========

OPERATING EARNINGS:
 (LOSSES)
Specialty Retail Stores $    126   $     114    $    344      $   276
Direct Marketing              17          10          56           45
Other (1)                      4           5          10           12
                        --------- ----------- -----------   ----------
   Subtotal                  147         129         410          333
Corporate expenses           (12)         (9)        (31)         (26)
Loss on disposition of
 Chef's Catalog                -           -         (15)           -
                        --------- ----------- -----------   ----------
Total                   $    135   $     120    $    364      $   307
                        ========= =========== ===========   ==========


OTHER DATA:             Thirteen Weeks Ended  Thirty-Nine Weeks Ended
                        --------------------- ------------------------
(in millions)           April 30,    May 1,    April 30,       May 1,
                           2005       2004        2005          2004
                        --------- ----------- -----------   ----------
Capital Expenditures    $     56   $      37    $    151      $    83
Depreciation                  28          24          79           73

(1) Other includes the results of operations of Kate Spade LLC and Gurwitch Products, LLC.





                     THE NEIMAN MARCUS GROUP, INC.
   RECONCILIATION OF GAAP NET EARNINGS TO NON-GAAP ADJUSTED EARNINGS
                              (UNAUDITED)

                          Thirteen Weeks Ended Thirty-Nine Weeks Ended
                          -------------------- -----------------------
(in thousands, except     April 30,   May 1,    April 30,    May 1,
 per share data)             2005      2004       2005        2004
                          ---------- --------- ----------- -----------

Net earnings (GAAP)         $79,775  $ 68,849    $214,478    $184,245
   Loss on disposition of
    Chef's Catalog, net
    of taxes                      -         -       9,288           -
   Effect of favorable
    tax settlements               -         -           -      (7,500)
                          ---------- --------- ----------- -----------
Adjusted earnings (Non-
 GAAP)                      $79,775  $ 68,849    $223,766    $176,745
                          ========== ========= =========== ===========

Diluted earnings per
 share (GAAP)               $  1.61  $   1.40    $   4.34    $   3.78
   Loss on disposition of
    Chef's Catalog, net
    of taxes                      -         -        0.19           -
   Effect of favorable
    tax settlements               -         -           -       (0.15)
                          ---------- --------- ----------- -----------
Adjusted earnings per
 share (Non-GAAP)           $  1.61  $   1.40    $   4.53    $   3.63
                          ========== ========= =========== ===========


    The Neiman Marcus Group, Inc. believes reporting adjusted earnings is a more accurate representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. The Neiman Marcus Group, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles.

    CONTACT: The Neiman Marcus Group, Inc., Dallas
             James E. Skinner, 214-743-7625
             or
             Stacie Shirley, 214-757-2967